Exhibit 34.9

Execution Version

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

RADIO ONE ENTERTAINMENT HOLDINGS, LLC

Dated as of December 19, 2018

i

SCHEDULE A – Definitions

SCHEDULE B – Members and Member Interests

SCHEDULE C – Managers

SCHEDULE D – Officers

EXHIBIT A – Independent Manager Agreement

ii

This Amended and Restated Limited Liability Company Agreement (together with the schedules attached hereto, and as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) of Radio One Entertainment Holdings, LLC, a Delaware limited liability company (the “Company”), dated as of December 19, 2018, is entered into by Urban One, Inc., a Delaware corporation (the “Initial Member”), as the sole member of the Company prior to the execution and delivery of this Agreement, and from and after the execution and delivery of this Agreement, the Class A Member (together with any other Class A Member admitted to the Company in accordance with Section 24 hereof, the “Class A Members” and each, a “Class A Member”) and Stichting Urban One Entertainment, a foundation incorporated under the laws of the Netherlands (“Stichting Urban One Entertainment”) as a Class B Member (together with any permitted successor or assign, the “Class B Member” and, together with the Class A Members, the “Members” and each, a “Member”). This Agreement amends and restates in its entirety the Limited Liability Company Agreement of the Company dated as of July 1, 2014, save for the Renouncement of Interest by Authorized Person set forth on the signature page thereof, which shall remain in full force and effect to the same extent as if set forth directly herein. Capitalized terms used and not otherwise defined herein (including all schedules and exhibits hereto) have the meanings set forth in the Credit Agreement.

WITNESSETH:

WHEREAS, the Initial Member, as the sole member of the Company, entered into a Limited Liability Company Agreement, dated as of July 1, 2014 (the “Original Agreement”) to set forth the Member’s rights and obligations and other matters with respect to the Company.

WHEREAS, the Initial Member desires to (i) amend and restate the Original Agreement to modify the rights and obligations of the Company, (ii) create two classes of Member interests, (iii) admit Stichting Urban One Entertainment as a Class B Member and issue a Class B Member interest thereto, and (iv) give effect to such other terms and provisions as are set forth in this Agreement.

NOW, THEREFORE, the parties hereto, desiring to enter into this Agreement pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Act”), do hereby agree as follows:

Section 1.             Organization and Name. The Company was organized as a limited liability company pursuant to Section 18-201 of the Act by the filing of the Certificate of Formation of the Company (the “Certificate”) with the Secretary of State of the State of Delaware on June 20, 2014. The name of the limited liability company is Radio One Entertainment Holdings, LLC.

Section 2.             Principal Business Office. The principal business office of the Company shall be located at 1010 Wayne Avenue, 14th Floor, Silver Spring, Maryland 20910, or such other location as may hereafter be determined by the Class A Members.

Section 3.              Registered Office. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, City of Wilmington, New Castle County, Delaware 19808.

Section 4.             Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company located at 251 Little Falls Drive, City of Wilmington, New Castle County, Delaware 19808.

Section 5.              Members and Member Interests.

(a)          Admission of Members; Addresses. Upon the execution of a counterpart signature page to this Agreement on behalf of Stichting Urban One Entertainment by a duly authorized officer thereof, and for good and valuable consideration, the receipt and sufficiency of which shall be deemed acknowledged by each of the undersigned, Stichting Urban One Entertainment shall be admitted as a Class B Member of the Company. The mailing address of each Member is set forth on Schedule B attached hereto.

(b)          Replacement Class B Member. No Class B Member of the Company may resign from the Company or transfer his or her rights or obligations as a Class B Member unless a successor Class B Member has been admitted to the Company as a Class B Member by executing a counterpart to this Agreement. However, upon the occurrence of any event that causes all Class A Members and the Class B Member to cease to be Members of the Company, the Independent Manager shall, without any action of any Person and simultaneously with the last then existing Class A Member or Class B Member ceasing to be a Member of the Company, automatically be admitted to the Company as a Class B Member and the Company shall continue without dissolution. Prior to the occurrence of any such event, no Person acting as an Independent Manager shall be a member of the Company nor shall such Person have any rights or obligations under this Agreement, except (a) his or her duties and obligations as an Independent Manager pursuant to this Agreement and (b) his or her obligation to become a Class B Member and be admitted to the Company upon the occurrence of the conditions specified in the preceding sentence. As soon as practicable following his or her appointment as a Class B Member in accordance with the foregoing, such Class B Member, who at such time shall also be serving as Independent Manager (in such capacity, the “Outgoing Independent Manager”) shall appoint a Person satisfying the requirements therefore, as set forth herein, to succeed him or her as the Independent Manager (such Person, in such capacity, the “Successor Independent Manager”). Immediately upon such appointment and acceptance thereof by the Successor Independent Manager, the Outgoing Independent Manager shall cease to be an Independent Manager (but shall remain as a Class B Member). Each Person acting as an Independent Manager pursuant to Section 10, by executing this Agreement in his or her capacity as Independent Manager, shall agree, without further action on his or her part, to accept appointment as a Class B Member upon the circumstances set forth herein.

(c)           Class A Member Interests. A Class A Member shall be a Member of the Company with all the rights and privileges of a Member granted pursuant to the Act and as set forth in this Agreement, except, in each case, as specifically limited in this Agreement.

(d)           Class B Member Interests. A Class B Member shall be a Member of the Company that has no interest in the profits, losses or capital of the Company and has no right to receive any distributions of Company property. Pursuant to Section 18-301 of the Act, a Class B Member shall not be required to make any capital contributions to the Company. A Class B Member, in his or her capacity as Class B Member, may not bind the Company and, except as required by any mandatory provision of the Act, a Class B Member, in his or her capacity as Class B Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, except with respect to any Class B Approval Event, as specifically set forth herein.

(e)           Uncertificated Interests. All Member interests in the Company shall be uncertificated.

(f)            Quorum; Acts of Members. Except as otherwise provided in any other provision of this Agreement and subject to and without limitation of Section 9(j), meetings of Members shall mean meetings of the Class A Members. Except as otherwise provided in any other provision of this Agreement and subject to and without limitation of Section 9(j), at all meetings of Members, Persons holding a majority of the Class A Member interests shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, and subject to and without limitation of Section 9(j), the act of a majority of the Class A Member interests present at any meeting of Members shall be the act of the Members. If a quorum shall not be present at any meeting of Members, a majority of the Members present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of Members may be taken without a meeting if all Class A Members, and, in the case of any Class B Approval Event, the Class B Member, consent thereto in writing.

Section 6.              Certificate of Formation; Licensing and Qualification; Existence.

(a)           Certificate of Formation. The delivery and filing of the Certificate of Formation with the Secretary of State of the State of Delaware are hereby ratified and confirmed in all respects.

(b)           Licensing and Qualification. Each Class A Member, each Operating Manager (as defined below), and each Officer, is hereby authorized to execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business or obtain any licenses necessary or advisable in any other jurisdiction in which the Company may wish to conduct business and all such filings made prior to the date hereof are hereby ratified.

(c)           Existence. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 7.              Limited Purposes.

(a)           Purposes. The purposes to be conducted or promoted by the Company shall be solely:

(i)       to be operated to preserve (A) the separateness of the Company from the business and affairs of each Urban One Entity, each Member, each Affiliate of any of the foregoing, and each other Person and (B) until one year and one day after the termination of the Credit Agreement in accordance with its terms and the full and final satisfaction by the Company of all of its obligations under the Credit Documents, the special purpose, bankruptcy remote status of the Company;

(ii)      to engage in the activities described in Section 7(b);

(iii)     to acquire, own, hold, sell and transfer a member interest in Urban One Entertainment SPV, LLC, and/or MGM National Harbor, LLC, a Nevada limited liability company, and to receive dividends or distributions therefrom, and to make capital contributions with respect thereto from time to time; provided, that, at all times until the Credit Agreement has been terminated in accordance with its terms and all amounts due and all obligations of the Company under the Credit Documents have been fully and finally satisfied, such activities shall be as permitted under the Credit Documents;

(iv)     to make distributions from time to time to its members; provided, that, at all times until the Credit Agreement has been terminated in accordance with its terms and all amounts due and all obligations of the Company under the Credit Documents have been fully and finally satisfied, such distributions shall be as permitted under the Credit Documents;

(v)      to otherwise enter into, perform its obligations under and take any action required or permitted by, the Credit Documents and all documents, agreements, certificates, financing statements or instruments contemplated thereby or related thereto;

(vi)     to apply for, obtain and maintain any authorizations, licenses, permits and approvals required under Gaming Laws that are necessary or advisable to accomplish any of the foregoing purposes; and

(vii)    to engage in and perform any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to, and necessary, convenient or advisable for, the accomplishment of the above mentioned purposes.

(b)           Execution of Credit Documents. The Company is hereby authorized to execute, deliver and perform, by or through any Class A Member or any Manager or Officer acting on behalf of the Company, and each is hereby authorized to execute and deliver, the Credit Documents to which the Company is a party and all documents, agreements, certificates, financing statements or instruments contemplated thereby or related thereto, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Class A Members or any Operating Manager or Officer to enter into other agreements or documents on behalf of the Company, each to the extent consistent with and related or incidental to, or necessary, convenient or advisable for, the accomplishment of the permitted purposes set forth in clause (a) above.

Section 8.              Powers. Subject to and without limitation of Section 9(j), the Company shall have all of the powers and rights conferred upon limited liability companies formed pursuant to the Act necessary, convenient or incidental to accomplish the purposes of the Company set forth in Section 7.

Section 9.              Management.

(a)           Board of Managers. Subject to and without limitation of Section 9(j) and Section 10, the business and affairs of the Company shall be managed by or under the direction of a Board of Managers. The Board of Managers shall comprise one or more unrestricted Managers (each, an “Operating Manager”) and, at all times until the Credit Agreement has been terminated in accordance with its terms and all amounts due and all obligations of the Company under the Credit Documents have been fully and finally satisfied, at least one restricted Manager meeting the qualifications set forth in Section 10 hereof (each, an “Independent Manager”). Subject to the immediately preceding sentence, the Class A Members may determine at any time, in their sole and absolute discretion, the number of Managers to constitute the Board of Managers. The authorized number of Managers may be increased or decreased by the Class A Members at any time in their sole and absolute discretion, upon notice to all Managers, and, subject in all cases, to the requirements of this Section 9(a). The initial number of Operating Managers shall be two (2) and the initial number of Independent Managers shall be one (1). Each Manager elected, designated or appointed by the Class A Members shall hold office until a successor is elected and qualified or until such Manager’s earlier death, resignation, expulsion or removal (or, in the case of an Independent Manager, replacement by a Successor Independent Manager following succession as a Class B Member in accordance with Section 5(b) hereof); provided that in the event that an Independent Manager resigns or is otherwise removed from its position as Independent Manager, a replacement Independent Manager shall be appointed as set forth in Section 10. Each Independent Manager shall execute and deliver an Independent Manager Agreement substantially in the form of Exhibit B attached hereto. A Manager need not be (and, in the case of the Independent Member (other than in accordance with Section 5(b) hereof) may not be) a Member of the Company. The initial Managers designated by the Member are listed on Schedule C attached hereto.

(b)          Powers. The Board of Managers shall have the power to do any and all acts necessary, convenient or incidental to, or for the furtherance of, the purposes described herein, including all powers, statutory or otherwise, and to bind the Company.

(c)           Meetings of the Board of Managers. The Board of Managers may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board of Managers may be held without notice at such time and at such place as shall from time to time be determined by the Board of Managers. Special meetings of the Board of Managers may be called by the President on not less than one day’s notice to each Operating Manager (and, if any matter referred to in Section 9(j) is to be voted upon at such meeting, each Independent Manger) by telephone, facsimile, mail, telegram or any other means of communication.

(d)           Quorum; Acts of the Board of Managers. Except as otherwise provided in any other provision of this Agreement and subject to and without limitation of Section 9(j), at all meetings of the Board of Managers or any committee thereof, a majority of the Operating Managers or members of such committee, as applicable, shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, and subject to and without limitation of Section 9(j), the act of a majority of the Operating Managers present at any meeting of the Board of Managers or any committee thereof at which there is a quorum shall be the act of the Board of Managers or such committee, as applicable. If a quorum shall not be present at any meeting of the Board of Managers or any committee thereof, a majority of the Managers present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board of Managers or of any committee thereof may be taken without a meeting if all Operating Managers or committee members (and, in the case of any Material Action, all Independent Managers), consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Managers or applicable committee, as the case may be. For the avoidance of doubt, and notwithstanding anything in this Agreement to the contrary, except as required by applicable Gaming Laws, the Board of Managers or any committee thereof may not consent to or support any Material Action, and the Company may not take any Material Action, until an Independent Manager has (i) been appointed in accordance with the requirements of this Agreement and the Credit Documents, (ii) been approved by the relevant Gaming Authorities to the extent required by applicable Gaming Laws and (iii) accepted his or her appointment as an Independent Manager by execution of an Independent Manager Agreement substantially in the form attached hereto as Exhibit A.

(e)           Electronic Communications. Managers may participate in meetings of the Board of Managers or any committee of which they are members by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all participants are participating in a meeting by telephone conference or similar communications equipment, such meeting shall be deemed to have been held at the principal place of business of the Company.

(f)           Committees of Managers.

(i)       There shall, at all times, be a committee of the Board of Managers that shall be referred to as the “Operating Committee,” will shall consist of all of the Operating Managers. The Operating Committee shall have all of the rights and powers of, and shall act pursuant to the same requirements as, the Board of Managers, except that the Operating Committee may not, prior to the termination of the Credit Agreement in accordance with its terms and the full and final satisfaction by the Company of all of its obligations under the Credit Documents, vote with respect to, or otherwise authorize the taking by the Company of, any Material Action.

(ii)      The Board of Managers, by resolution passed by a majority of the Operating Managers, may designate one or more additional committees, each such committee to consist of one or more Managers and may designate one or more Operating Managers as alternate members of any committee, who may replace any absent or disqualified regular members of such committee at any meeting of the committee.

(iii)     In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another Operating Manager to act at the meeting in the place of any such absent or disqualified member.

(iv)     Any such committee, to the extent provided in a resolution of the Board of Managers, and subject, in all cases, to Section 9(j) and Section 10, shall have and may exercise all the powers and authority of the Board of Managers in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Managers. Each committee shall keep regular minutes of its meetings and report the same to the Board of Managers when required.

(g)           Compensation of Managers; Expenses. The Board of Managers shall have the authority to fix the compensation of Managers. The Managers may be paid their expenses, if any, of attendance at meetings of the Board of Managers, which may be a fixed sum for attendance at each meeting of the Board of Managers or a stated salary as Manager. No such payment shall preclude any Operating Manager from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

(h)           Removal of Managers. Unless otherwise restricted by law, any Manager (other than the Independent Manager) or the entire Board of Managers (other than the Independent Manager) may be removed or expelled, with or without cause, at any time by the Class A Members, and any vacancy caused by any such removal or expulsion may be filled by action of the Class A Members.

(i)            Managers as Agents. To the extent of their powers set forth in this Agreement and subject to and without limitation of Section 9(j), the Managers are agents of the Company for the purpose of the Company’s business, and the actions of the Managers taken in accordance with the powers set forth in this Agreement shall bind the Company.

(j)            Limitations on Powers and Activities of the Company; Material Actions.

(i)       This Section 9(j) is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose” entity.

(ii)      Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Members, the Board of Managers, any committee of the Board of Managers, any Officer, any Manager or any other Person or any group of Persons acting together, prior to the termination of the Credit Agreement in accordance with its terms and the full and final satisfaction by the Company of all of its obligations under the Credit Documents, no such Person or Persons, acting alone or together (including the Board of Managers or any committee thereof) shall be authorized or empowered, nor shall any of them permit the Company to, (a) without the unanimous prior written consent of all Members (including the Class B Member), take any action resulting in a Class B Approval Event and (b) without the unanimous prior written consent of the Board of Managers (including the affirmative vote of all Independent Managers), take any Material Action; it being understood that (a) any Material Action taken without obtaining such unanimous consent shall be null and void ab initio; and (b) the Class B Member’s prior written consent shall not be required for any Material Action to the extent that the Class B Member has not been approved by any applicable Gaming Authority. In addition, prior to the termination of the Credit Agreement in accordance with its terms and the full and final satisfaction by the Company of all of its obligations under the Credit Documents, the Board of Managers may not vote on, or authorize the taking of, any Material Action, unless there is at least one (1) Independent Manager then serving in such capacity.

(iii)     The Company shall do all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and limited liability company powers; provided, however, that the Company shall not be required to preserve any such right or limited liability company powers if the Board (including all of the Independent Managers) shall unanimously determine that the preservation thereof is no longer desirable for the conduct of the Company’s business and that the loss thereof would not be disadvantageous in any material respect to the Company. The Company shall:

(A)     maintain its books, financial records and accounts (including intercompany transaction accounts), including checking and other bank accounts, and custodian and other securities safekeeping accounts, separate and distinct from those of any Urban One Entity, any Member, any Affiliate of any of the foregoing, and from any other Person;

(B)      maintain its books, financial records and accounts (including intercompany transaction accounts) in a manner so that it will not be difficult or costly to segregate, ascertain or otherwise identify its assets and liabilities separate and distinct from the assets and liabilities of any Urban One Entity, any Member, any Affiliate of any of the foregoing, and from any other Person;

(C)      hold all of its own assets in its own name and not commingle any of its assets, funds or liabilities with the assets, funds or liabilities of any Urban One Entity, any Member, any Affiliate of any of the foregoing, or any other Person;

(D)     observe all requisite organizational procedures and formalities, including the holding of meetings of the boards of directors or managers as required by its organizational documents, the recordation and maintenance of minutes of such meetings, and the recordation of and maintenance of resolutions adopted at such meetings;

(E)      not be merged, amalgamated, consolidated, or substantively consolidated with or into, or sold (including having all or substantially all of its assets sold) or have its ownership interests transferred to, any Urban One Entity, any Member, any Affiliate of any of the foregoing, or any other Person (other than for financial reporting purposes to the extent required by GAAP; provided that any consolidated financial reporting clearly establishes or indicates the corporate separateness of the Company from Urban One, the other Urban One Entities and the Members);

(F)      maintain an arm’s length relationship with each Urban One Entity, each Member, and each Affiliate of any of the foregoing and ensure that all transactions, agreements and dealings between the Company, on one hand, and such Urban One Entity, such Member, or such Affiliate, on the other hand, as applicable (including, in each case, transactions, agreements and dealings pursuant to which the assets or property of one is used or to be used by the other), will reflect the separate identity and legal existence of the Company and be on terms and conditions substantially as favorable to the Company as would be obtainable by it at the time in a comparable arm’s length transaction with a Person other than an Urban One Entity, a Member or an Affiliate, as applicable;

(G)     ensure that transactions between the Company, on one hand, and any third parties, on the other hand, will be conducted in the name of the Company, as an entity separate and distinct from any Urban One Entity, any Member, or any Affiliate of any of the foregoing;

(H)     not refer to any Urban One Entity or any representative of an Urban One Entity in any communication as a department or division or representative of the Company and not otherwise refer to such Urban One Entity or any representative of an Urban One Entity in a manner inconsistent with the Company’s status as a separate and distinct legal entity;

(I)       have a board of managers not identical to that of any Urban One Entity or Member;

(J)       prepare, or cause to be prepared, and file all tax returns that the Company is required to file, if any, as required by applicable law and file with the appropriate taxing authorities all such returns in a manner required for the Company to be in compliance with any law governing the timely filing of such returns, and pay any taxes so required to be paid under applicable law;

(K)      maintain separate financial statements in accordance with GAAP;

(L)      except as contemplated by the Credit Documents and to the extent consistent with the Company’s limited purpose (as set forth in Section 7) and this Agreement, not at any time hold out its credit or assets as being available to satisfy the obligations of others;

(M)    not incur, create or assume any indebtedness to the extent prohibited by the Credit Documents or inconsistent with the Company’s limited purpose (as set forth in Section 7) or this Agreement;

(N)     not guarantee any obligation of any Person, including any Urban One Entity, any Member, or any Affiliate of any of the foregoing to the extent prohibited by the Credit Documents or inconsistent with the Company’s limited purpose (as set forth in Section 7) or this Agreement;

(O)     to the fullest extent permitted by law, not engage, directly or indirectly, in any business unless permitted by this Agreement and not prohibited by the Credit Documents;

(P)      hold itself out at all times to the public and other Persons as a legal entity separate from each Urban One Entity, each Member, each Affiliate of any of the foregoing, and each other Person and promptly correct any known misunderstanding regarding its separate existence which arises in any written communication by or to the Company;

(Q)      not reorganize, liquidate, dissolve or wind-up its affairs or enter into arrangements or accommodations related thereto; and

(R)      allocate fairly and reasonably any overhead expenses that are shared with an Urban One Entity or a Class A Member, including for services performed by an employee of an Urban One Entity or a Class A Member in a manner consistent with its status as a separate and distinct legal entity; provided that the aggregate amount of all such allocated overhead expenses in any Fiscal Year shall not exceed $100,000.

(iv)     Separate Identity; Limited Liability. Failure of the Company, or the Members or the Board of Managers on behalf of the Company, to comply with the foregoing covenants or any other covenants set forth herein, shall not affect the status of the Company as a separate legal entity or the limited liability of the Members or Managers.

Section 10.            Independent Manager. At all times prior to the termination of the Credit Agreement in accordance with its terms and the full and final satisfaction by the Company of all of its obligations under the Credit Documents, the Company shall, in accordance with the provisions of this Agreement and the Credit Documents, have at least one (1) Independent Manager. In the event that, at any time, no Person is duly appointed in accordance with this Agreement and the Credit Documents and serving as an Independent Manager, the Class A Members shall, subject to the provisions of this Agreement and the Credit Agreement, as soon as practicable, appoint as Independent Manager a Person satisfying the qualifications therefore. To the fullest extent permitted by law, including, without limitation, Section 18-1101(c) of the Act, the Independent Manager(s) shall consider the interests of the Company, and its creditors, in acting or otherwise voting on any matter provided for in this Agreement; provided, however, that nothing contained in this sentence or in this Agreement shall in any way restrict the Company’s ability to make distributions to the extent such distributions are not prohibited by the Act. At all times prior to the termination of the Credit Agreement in accordance with its terms and the full and final satisfaction by the Company of all of its obligations under the Credit Documents, no resignation or removal of the Independent Manager, and no appointment of any successor Independent Manager at any time when such resignation or removal would leave the Company without any Independent Managers, shall be effective until a successor Independent Manager (i) shall have been approved by the relevant Gaming Authorities to the extent required by applicable Gaming Laws, (ii) shall have accepted his or her appointment as an Independent Manager by execution of an Independent Manager Agreement substantially in the form attached hereto as Exhibit A and (iii) shall have executed a counterpart to this Agreement as required by Section 5(b). At all times prior to the termination of the Credit Agreement in accordance with its terms and the full and final satisfaction by the Company of all of its obligations under the Credit Documents, in the event no Person meeting the qualifications therefore, as set forth in the definition of “Independent Manager” herein, is then holding the position of Independent Manager, the Board of Managers shall, as soon as practicable, appoint a successor Independent Manager and until such vacancy is filled, the Board of Managers shall be prohibited from voting on any Material Action. All right, power and authority of the Independent Manager shall be limited to the extent necessary to exercise those rights, and perform those duties, of the Independent Manager specifically set forth in this Agreement. No Independent Manager shall, at any time, serve as trustee in bankruptcy for any Affiliate of the Company. Notwithstanding any other provision of this Agreement to the contrary, each Independent Manager, in its capacity as Independent Manager, may only act, vote or otherwise participate in those matters relating to Material Actions. The Independent Manager shall not delegate his or her duties, authorities or responsibilities hereunder. Each Independent Manager shall be permitted to engage an independent advisor and outside counsel, in each case, of its own choosing in connection with evaluating any of the Material Actions. Notwithstanding anything herein to the contrary, neither the Company nor the Independent Manager shall be permitted to rely upon the advice of counsel to any Urban One Entity with respect to any Material Actions.

Section 11.            Officers and Managers.

(a)           Officers. The Officers of the Company may consist of a President, Secretary, Treasurer and one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same Person and any such Person may also be a Member (other than an Independent Member) or a Manager (other than an Independent Manager) of the Company. Officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Operating Committee. The salaries of all Officers and agents of the Company shall be fixed by, or in the manner prescribed by, the Operating Committee. Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Operating Committee. The Officers of the Company on the date hereof shall be as set forth on Schedule D attached hereto.

(b)          President and Vice Presidents. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board of Managers and the Operating Committee and shall have direct charge of all business operations of the Company and, subject to the control of the Board of Managers and the Operating Committee, shall have general charge and supervision of the business of the Company. The President or any other Officer authorized by the President, the Board of Managers or the Operating Committee shall execute all bonds, mortgages and other contracts on the Company’s behalf, except (i)  where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 7(b), (ii)  where signing and execution thereof shall be expressly delegated by the Board of Managers or the Operating Committee to some other Officer or agent of the Company and (iii)  as otherwise permitted by Section 11(c). Any Vice Presidents of the Company shall have duties as shall be designated from time to time by the Board of Managers or the Operating Committee or the President.

(c)           Secretary and Assistant Secretaries. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary or Assistant Secretary shall attend all meetings of the Board of Managers and the Operating Committee and record all the proceedings of the meetings of the Company, the Board of Managers and the Operating Committee in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Members or any class thereof, if any, and special meetings of the Board of Managers, and shall perform such other duties as may be prescribed by the Board of Managers, the Operating Committee or the President, under whose supervision the Secretary shall serve. The Secretary shall have such other duties and powers as may from time to time be designated by the Board of Managers, the Operating Committee or the President. Any Assistant Secretaries shall have such duties and powers as shall be designated from time to time by the Board of Managers, the Operating Committee or the President.

(d)          Treasurer and Assistant Treasurers. Unless the Board of Managers (other than the Independent Manager) otherwise specifies, the Treasurer shall be the chief financial officer of the Company and shall be in charge of its funds and valuable papers and shall have such other duties and powers as may be designated from time to time by the Board of Managers (other than the Independent Manager) or the President. Any Assistant Treasurers of the Company shall have such duties and powers as shall be designated from time to time by the Board of Managers (other than the Independent Manager), the Operating Committee or the President.

(e)           Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board of Managers or the Operating Committee not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, subject to and without limitation of Section 9(j), the actions of the Officers taken in accordance with such powers shall bind the Company.

(f)            Fiduciary Duties of Managers and Officers. Except to the extent otherwise provided herein, each Manager (subject at all times, in the case of the Independent Manager, to the third sentence of Section 10 hereof) and Officer shall have a fiduciary duty of loyalty and care identical to that of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware, as amended.

(g)           Nonpetition by Officers and Managers. Until the date that is one year and one day after the date upon which the Credit Agreement is terminated in accordance with its terms and the obligations of the Company under the Credit Documents have been fully and finally satisfied, each Officer and Manager shall agree, on account of any indemnification or other payment owing to such Officer or Manager by the Company under Section 20 or any payment otherwise owing to such Officer or Manager from the Company, not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company. Each Officer and Manager shall be deemed to have consented to (a) the provisions of this Section 11(g) by accepting an appointment as an Officer or Manager, as applicable, and (b) the Company and each of the Class A Members shall have the right to enforce the provisions of this Section 11(g).

Section 12.           Compliance with Gaming Laws. Notwithstanding anything to the contrary set forth herein, at all times that the Company is licensed by or registered with any Gaming Authority or is otherwise subject to Gaming Laws:

(a)           (i) the appointment of any Manager or Officer of the Company and (ii) the rights of the Class B Member hereunder to vote on, or consent, to any action outside of a Bankruptcy Event, in each case, shall be subject to applicable Gaming Laws and the receipt of any required Gaming Licenses;

(b)           any Manager or Officer of the Company shall be immediately removed from office if such officer is determined either by a Gaming Authority or by the Member to be unsuitable or disqualified to serve as an officer of the Company;

(c)           no membership or other interest in the Company shall be issued, transferred, assigned, hypothecated or pledged in any manner whatsoever, and no Person shall be admitted as a new or substitute Member, except in compliance with applicable Gaming Laws and upon the receipt of any required Gaming Licenses; and

(d)          any Person holding or acquiring a membership or other interest shall comply with all applicable Gaming Laws and the suitability and other standards, qualifications and requirements of any applicable Gaming Authority.

For the avoidance of doubt, the Class B Member shall be obligated to pay all costs and expenses of the Company and/or the Class A Member incurred in connection with any application and/or approval process undertaken by the Class B Member with respect to any applicable Gaming Authority.

Section 13.           Limited Liability. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and no Member or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Manager of the Company.

Section 14.           Capital Contributions. The Class A Members have made, and shall make, capital contributions to the Company of cash, property or services as from time to time determined by the Class A Members. No Class B Member shall be required or permitted to make any capital contributions to the Company.

Section 15.          Additional Contributions. No Class A Member is required to make any additional capital contribution to the Company. However, Class A Members may make additional capital contributions to the Company at any time if, and on terms approved by, all of the Class A Members. Schedule B of this Agreement shall be revised from time to time to the extent that a Class A Member makes an additional capital contribution to the Company. The provisions of this Agreement, including this Section 15, are intended to benefit the Members to the fullest extent permitted by law and shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement except as set forth in Section 27). No Member shall have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement other than as provided in the Credit Documents or applicable law.

Section 16.           Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Class A Members.

Section 17.            Distributions. The Company shall pay cash distributions from time to time to the Class A Members at the times and in the aggregate amounts determined by the Board of Managers or the Operating Committee and may be made pursuant to a standing resolution of the Board of Managers or the Operating Committee.

Section 18.            Fiscal Year; Books and Records.

(a)          Fiscal Year. The fiscal year of the Company shall end on December 31 of each year.

(b)          Books and Records. The Company shall keep complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Board of Managers or any Officer designated by the Board of Managers. The Members and their duly authorized representatives shall have the right to examine the Company’s books, records and documents during normal business hours. The Company shall not have the right to keep confidential from the Members any information that the Board of Managers would otherwise be permitted to be kept confidential from the Members pursuant to Section 18-305(c) of the Act. The Company’s books of account shall be kept using the method of accounting determined by the Class A Members. The Company’s independent auditor, if any, shall be an independent public accounting firm selected by the Class A Members.

Section 19.            Tax Classification. The Members intend that the Company be treated for United States federal tax purposes as a disregarded entity pursuant to United States Treasury Regulations § 301.7701-2(c)(2), and neither the Company nor the Members shall take any action or position for any purpose that is inconsistent with such intent.

Section 20.            Other Business. Any Member or Manager may engage in or possess an interest in other business ventures of any kind and description, independently or with others, including any business venture that may compete with the business of the Company, and the Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement. To the fullest extent permitted by law, no Member or Manager that acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company shall have any duty hereunder to communicate or offer such opportunity to the Company; provided, however, that if such Member or Manager is a party to one or more other agreements that impose such duties, this Section 20 shall not relieve such Member or Manager of its obligations thereunder. No amendment or repeal of this Section 20 shall apply to or have any effect on the liability or alleged liability of any Member or Manager for or with respect to any opportunities of which such Member or Manager becomes aware prior to such amendment or repeal.

Section 21.            Exculpation and Indemnification.

(a)           General.

(i)       To the fullest extent permitted by law, none of the Members, Managers, Officers, employees, representatives or agents of the Company, nor any member, shareholder, partner, manager, director, officer, employee, representative, agent or Affiliate of any such Person (each a “Indemnified Person” and collectively, the “Indemnified Persons”) shall be liable to the Company or any other Person that is a party to, or is otherwise bound by, this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in connection with the business of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Agreement, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person’s bad faith or willful misconduct.

(ii)      To the fullest extent permitted by applicable law, the Company shall indemnify, defend and hold harmless each Indemnified Person for any liability, loss, damage or claim incurred by such Indemnified Person, including attorney’s fees and costs and any amounts expended in the settlement of any such claims of liability, loss, damage or claim by reason of any act or omission performed or omitted by such Indemnified Person in connection with the business of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of such Indemnified Person’s bad faith, gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 21 by the Company shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof. The Company may pay for insurance covering its liability to the Indemnified Persons.

(iii)     To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in this Section 21.

(iv)     An Indemnified Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Indemnified Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities or any other facts pertinent to the existence and amount of assets from which distributions to the Class A Members might properly be paid.

(v)      Until the date that is one year and one day after the date upon which the Credit Agreement is terminated in accordance with its terms and the obligations of the Company under the Credit Documents have been fully and finally satisfied, each Person bound by this Agreement shall agree, solely on account of any indemnification or other payment owing to such Indemnified Person by the Company under this Section 21, not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company.

(vi)     To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Person, such Indemnified Person acting under this Agreement shall not be liable to the Company or to any other Person bound by this Agreement for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Indemnified Person, except that such Indemnified Person shall not be exculpated from any such liability incurred by reason of such Indemnified Person’s gross negligence, bad faith or willful misconduct. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of an Indemnified Person to the Company or its members otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Indemnified Person.

(b)           Survival. The foregoing provisions of this Section 21 shall survive any termination of this Agreement.

Section 22.            Registration and Transfers.

(a)           General. No Class A Member may sell, assign, pledge, hypothecate or otherwise transfer, in whole or in part, its Class A Member interest in the Company prior to the date upon which the Credit Agreement has been terminated in accordance with its terms and all obligations of the Company under the Credit Documents have been fully and finally satisfied. No Class B Member may sell, assign, pledge, hypothecate or otherwise transfer, in whole or in part, its Class B Member interest in the Company unless consented to by the Required Lenders; provided, that in no instance shall a Class B Member have any right to be involved in or to have any influence over the operation of any casinos, gaming or gambling property of MGM National Harbor and its subsidiaries.

(b)          Assignment. Subject to and without limitation of Section 22(a), a Class A Member may sell all or a portion of its limited liability company interest in the Company to another Person and such other Person shall be admitted to the Company as a Class A Member of the Company of the same class, if and only if such transferee (i)  executes an instrument signifying its agreement to be bound by the terms and conditions of this Agreement in form and substance satisfactory to the Company (which instrument may be a counterpart signature page to this Agreement) and (ii)  delivers to the Company an opinion of counsel satisfactory to the Company that no registration under the Securities Act or registration or qualification under the securities laws of any state shall be required and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to a Member by merger or consolidation in compliance with the Credit Documents shall, without further act, be a Member of the same class hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

(c)           Pledge. Subject to and without limitation of Section 22(a), if a Member pledges all or a portion of its limited liability company interest in the Company, the pledgee (or any assignee of the pledgee) shall not be admitted to the Company as a Member of the Company unless such pledgee exercises the rights of a secured creditor in accordance with (i)  the relevant documents governing the applicable secured obligations and (ii)  applicable law (the exercise of such rights pursuant to clauses (i) and (ii) of this subsection (c), “Foreclosure”). Following a Foreclosure, such pledge or a transferee of such pledge, upon satisfaction of the requirements of clauses (i) and (ii) of subsection (b) of this Section 22, shall be admitted to the Company as a Member of the Company of the same class and, immediately following such admission, the transferor Member shall cease to be a member of the Company.

(d)          Certificate Register. The Company shall maintain a register (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the registration of Member certificates (including the name of the Person to whom each Member certificate is registered and the Class of Member interest and percentage of aggregate Member interests of such Class represented thereby), and the transfers thereof (including pledges in respect of which the Company has received written notice executed by the Members granting such pledge) shall be recorded.

(e)           Persons Deemed Members. The Company and any agent of the Company may, prior to the due presentation of a Member certificate for registration of transfer, treat the Person in whose name any Member certificate is registered as a Member of the Company holding the Member interest indicated in the Certificate Register with respect to such Member certificate for all purposes.

Section 23.            Resignation. Until the date upon which the Credit Agreement is terminated in accordance with its terms and the obligations of the Company under the Credit Documents have been fully and finally satisfied, Members may resign only upon satisfaction of the conditions and restrictions, if any, specified in the Credit Documents and as specified herein. If a Member is permitted to resign pursuant to this Section 23, an additional Person shall be admitted as a Member to the Company, subject to and without limitation of Section 24, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a Member of the Company.

Section 24.            Admission of Additional Members. Without limiting the provisions of Section 5(b) or Section 25(a), and subject to Section 19, one or more additional Class A Members of the Company may be admitted to the Company with the unanimous written consent of the Class A Members (or the personal representative of the last remaining Class A Member); provided, that notwithstanding the foregoing, except as required by applicable Gaming Laws, until all obligations of the Company under the Credit Documents have been fully and finally satisfied, no additional Class A Member may be admitted to the Company.

Section 25.            Dissolution, Winding-Up and Termination; Continuation.

(a)           Dissolution. Subject to and without limitation of Section 9(j), the Company shall be dissolved, and its affairs shall be wound up, upon the first to occur of the following: (i) subject to and without limitation of Section 5(b), the termination of the legal existence of the last remaining Member of the Company or the occurrence of any other event which terminates the continued membership in the Company of the last remaining Member of the Company, unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act or (ii)  the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining Member of the Company to cease to be a Member of the Company (other than upon continuation of the Company without dissolution upon the resignation of the Member and the admission of an additional Member of the Company pursuant to Sections 23 and 24), to the fullest extent permitted by law, the personal representative (as such term is defined in the Act) of such Member is hereby authorized and directed, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, to agree in writing (i) to continue the Company and (ii) to its admission, or the admission of the personal representative or its nominee or designee, as the case may be, as a substitute Member of the Company, of the same class as, and effective as of the occurrence of the event that terminated the continued membership of, such Member in the Company.

(b)           Continuation. Notwithstanding any other provision of this Agreement, the bankruptcy of a Member shall not cause such Member to cease to be a Member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution. Notwithstanding any other provision of this Agreement, each Member waives any right it might have to agree in writing to dissolve the Company upon the bankruptcy of any Member or the occurrence of an event that causes any Member to cease to be a member of the Company.

(c)           Winding-Up. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

(d)          Termination. The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Class A Members in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 26.            Waiver of Partition; Nature of Interest. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each Member hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. No Member shall have any interest in any specific assets of the Company. Each Member interest in the Company is personal property of the Member holding such Member interest.

Section 27.            Benefits of Agreement; Third-Party Rights. Except for the Agents and the Lenders who shall be deemed express third-party beneficiaries of this Agreement, no Person shall have the benefit of the provisions of this Agreement and such provisions shall not be enforceable by any creditor of the Company (other than Indemnified Persons, the Agents and the Lenders) or by any creditor of any Member (other than the Agents and Lenders). Nothing in this Agreement shall be deemed to create any right in any Person (other than Indemnified Persons, the Agents and the Lenders) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (other than Indemnified Persons, the Agents and the Lenders and except as provided in Section 34 and except as contemplated by the Credit Documents).

Section 28.            Severability of Provisions. Each provision of this Agreement shall be considered severable and, if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of, or affect, those portions of this Agreement that are valid, enforceable and legal.

Section 29.            Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 30.            Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict or choice of law principles that would cause the application of the internal laws of any other jurisdiction), and all rights and remedies shall be governed by said laws.

Section 31.           Amendments. This Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by each of the Class A Members so long as such modification, alteration, supplement or amendment cannot reasonably be expected to be adverse to the interests of the Lenders in any material respect. Notwithstanding the foregoing, (a) any modification, alteration, supplement or amendment to this Agreement that modifies, alters, supplements or amends (i) the rights, duties and limitations of the Class B Member or the Independent Managers, (ii) the definition of “Class B Approval Event”, “Bankruptcy Event”, or “Material Action,” (iii) Section 7, (iv) Section 9(j), (v) Section 27, (vi) this Section 31, or (vii) Section 32, shall require the written consent of the Lead Arranger, and (b) until the date upon which the Credit Agreement is terminated in accordance with its terms and the obligations of the Company under the Credit Documents have been fully and finally satisfied, any modification, alteration, supplement or amendment shall satisfy all conditions and comply with all restrictions, in each case, relating to modifications, alterations, supplements or amendments, as applicable, of this Agreement specified in the Credit Documents.

Section 32.           Non-Contravention of Credit Documents. Notwithstanding anything in this Agreement to the contrary, including any provision that purports to be preemptory, the Company may not take any action in contravention or violation of the Credit Documents or any term or condition therein.

Section 33.            Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 34.           Notices. Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a)  in the case of the Company, to the Company at its address in Section 2, (b) in the case of a Member, to such Member at its address as listed on Schedule B attached hereto and (c)  in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

Section 35.            Binding Agreement. Notwithstanding any other provision of this Agreement, each Member agrees that this Agreement constitutes a legal, valid and binding agreement of such Member, and is enforceable against such Member in accordance with its terms. In addition, the Independent Managers shall be intended third-party beneficiaries of this Agreement.

Section 36.           Effectiveness. Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of December 19, 2018.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

CLASS A MEMBER:

URBAN ONE, INC.

By:
Name:
Title:

Signature Page to Amended and restated

limited liability company Agreement of Radio One Entertainment Holdings, LLC

CLASS B MEMBER:

STICHTING URBAN ONE ENTERTAINMENT

By:
Name:
Title:

Signature Page to Amended and restated

limited liability company Agreement of Radio One Entertainment Holdings, LLC

SCHEDULE A

Definitions

A.       Definitions. When used in this Agreement, the following terms shall have the following meanings:

“Act” shall have the meaning set forth in the preamble to this Agreement.

“Agreement” means this Amended and Restated Limited Liability Company Agreement of the Company, together with the schedules and exhibits attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Bankruptcy Event” means (a) a Bankruptcy Event, as defined in the Credit Agreement and (b) to the extent not inconsistent with, or modified by, such definition in the Credit Agreement, the events specified in Section 18-304 of the Act, which together are intended to, and shall, replace and supersede the definition of “Bankruptcy” set forth in Sections 18-101 and 18-304 of the Act.

“Board of Managers” means the Board of Managers of the Company.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on June 20, 2014, as the same may be amended, supplemented or otherwise modified from time to time.

“Class B Approval Event” means (a) to the extent that the Class B Member has been approved by all applicable Gaming Authorities, Material Actions and (b) to the extent that the Class B Member has not been approved by any applicable Gaming Authority, Bankruptcy Events. For the avoidance of doubt, the Class B Member shall be obligated to pay all costs and expenses of the Company and/or the Class A Member incurred in connection with any application and/or approval process undertaken by the Class B Member with respect to any applicable Gaming Authority.

“Credit Agreement” means the Credit Agreement, dated as of December 4, 2018 (as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time), among Urban One Entertainment SPV, LLC, a Delaware limited liability company, as Borrower, Radio One Entertainment Holdings, LLC, a Delaware limited liability company, as Holdings Guarantor, the Lenders party thereto from time to time, Wilmington Trust, National Association, as Administrative Agent and Collateral Agent and TCG Senior Funding L.L.C., as Sole Lead Arranger and Sole Bookrunner.

“Credit Documents” has the meaning set forth in the Credit Agreement.

“Credit Parties” shall mean the Company and Urban One Entertainment SPV, LLC, in their capacities as Credit Parties under the Credit Documents.

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“Excess Cash” means, as of any date, the excess of (a) (i)  all cash held by or in an account of the Company on such date and (ii)  cash proceeds readily attainable through the conversion of liquid assets held by or in an account of the Company on such date into cash at prevailing market rates, over (b) the amount of cash and liquid assets determined by the Operating Committee or the Treasurer to be reasonably necessary for the operation of the business and the maintain of reasonable working capital levels for the business.

“Fiscal Year” shall mean the fiscal year of the Company ending on December 31 of each calendar year.

“Gaming Authority” means any federal, state, local or other governmental, regulatory and administrative agency, authority, board, commission or instrumentality with regulatory, licensing or permitting authority or jurisdiction over the Company and its gaming operations.

“Gaming Laws” means those laws, statutes, rules, regulations, codes and ordinances, and any administrative or judicial orders, determinations or decrees, pursuant to which any Gaming Authority possesses or asserts regulatory, licensing or permitting authority over the Company and its gaming operations.

“Gaming Licenses” means all licenses, permits, approvals, authorizations, registrations, consents, rulings, findings of suitability, franchises, entitlements, waivers and exemptions issued by any Gaming Authority under applicable Gaming Laws.

“Indemnified Persons” has the meaning set forth in Section 21(a).

“Independent Manager” means a natural Person who, (i) is not a stockholder or other equity interest holder (whether direct, indirect or beneficial), significant customer, advisor, service provider or supplier of any of Urban One or any of its Affiliates, or a Class A Member, or any of their respective Affiliates (provided that indirect stock or other equity interest ownership of any such Person through a mutual fund or similar diversified investment pool shall be permitted); (ii) is not and has not been at any time in the past, an officer, manager, employee or director of Urban One or any of its Subsidiaries; (iii) is not a member of the Immediate Family of a Person referred to in clauses (i) and (ii); (iv) is not a trustee, conservator or receiver of Urban One or any of its Subsidiaries; and (v) is a Person acceptable to the Required Lenders.

“Managers” means the Persons appointed and accepting appointment as Managers from time to time by the Class A Members, including the Independent Manager, in their capacity as Managers of the Company. Each Manager is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.

“Material Action” means to:

(i)        take any action that would reasonably be expected to result in a Default or Event of Default under the Credit Documents;

(ii)       subject to and without limitation of Section 31, take any corporate or company action which would or may (subject to the obtaining of any consent, approval, or authorization) result in the breach, substitution, alteration or amendment of this Agreement or any other organizational document of the Company;

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(iii)      file or consent to, or commence any action or take any step in relation to, any Bankruptcy Event of the Company or any of its Subsidiaries, including by the filing of any bankruptcy, insolvency or reorganization petition under any applicable law in any jurisdiction (whether inside or outside of the United States) relating to bankruptcy or insolvency naming the Company or any of its Subsidiaries as debtor or otherwise institute bankruptcy or insolvency proceedings by or against the Company or any of its Subsidiaries or otherwise seek with respect to the Company or any of its Subsidiaries relief under any laws relating to the relief from debts, insolvency, bankruptcy, or the protection of debtors generally (including, without limitation, by way of voluntary arrangement, scheme of arrangement or otherwise);

(iv)      seek or consent to the appointment of a receiver, administrative receiver, liquidator, administrator, conservator, assignee, trustee, compulsory manager, sequestrator, custodian or any other similar official for the Company or a substantial portion of any of any of its assets or property;

(v)       make, or consent to, any assignment for the benefit of the Company’s creditors;

(vi)      make any composition, compromise or arrangement for the benefit of one or more the Company’s creditors;

(vii)     file or consent to the filing of any petition relating to the liquidation, suspension of payments, moratorium of indebtedness, wind-up, or dissolution of, in each case, the Company;

(viii)   elect not to present a defense to the filing of any petition, or commencement of any proceeding, against the Company of the type contemplated under clauses (iii), (iv), (v) or (vii) above;

(ix)      admit in writing the Company’s inability to pay its debts as they become due;

(x)       close down any business operation of the Company;

(xi)      declare or pay any dividend or make any distribution or make any return to members or shareholders of a capital nature including any distribution out of capital profits or capital reserves or out of profits or reserves arising from a distribution of capital profits or capital reserves by the company, in each case, to the extent prohibited by the Credit Documents;

(xii)     capitalize any undistributed profits (whether or not the same are available for distribution and including profits standing to any reserve) or any sum standing to the credit of any share premium account or any capital redemption reserve of the company, in each case, to the extent prohibited by the Credit Documents or inconsistent with the Company’s limited purpose (as set forth in Section 7) or this Agreement;

(xiii)    sell, exchange, lease, transfer, license, acquire, or exercise any rights related to, any assets, business or undertakings of the Company (including with respect to any calls or puts), in each case, to the extent prohibited by the Credit Documents or inconsistent with the Company’s limited purpose (as set forth in Section 7) or this Agreement;

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(xiv)    purchase or acquire any asset or business from any other Person to the extent prohibited by the Credit Documents or inconsistent with the Company’s limited purpose (as set forth in Section 7) or this Agreement;

(xv)     incur any loan, debt or indebtedness to the extent prohibited by the Credit Documents or inconsistent with the Company’s limited purpose (as set forth in Section 7) or this Agreement;

(xvi)    make any direct or indirect advance, loan or other extension of credit (including by way of guarantee or similar arrangement) or give any indemnity to the extent prohibited by the Credit Documents or inconsistent with the Company’s limited purpose (as set forth in Section 7) or this Agreement;

(xvii)   create or permit any security interest over any asset of the Company to exist to the extent prohibited by the Credit Documents or inconsistent with the Company’s limited purpose (as set forth in Section 7) or this Agreement;

(xviii)  undertake any obligations with any Affiliate which is not wholly owned, directly or indirectly, by the Company to the extent prohibited by the Credit Documents or inconsistent with the Company’s limited purpose (as set forth in Section 7) or this Agreement;

(xix)     increase or reclassify the membership interests of the Company or issue any additional membership interests of or in the Company;

(xx)      make Investments to the extent prohibited by the Credit Documents or inconsistent with the Company’s limited purpose (as set forth in Section 7) or this Agreement;

(xxi)     form or acquire subsidiaries to the extent prohibited by the Credit Documents or inconsistent with the Company’s limited purpose (as set forth in Section 7) or this Agreement;

(xxii)    petition for or consent to substantive consolidation of the Company with any other Person;

(xxiii)  subject to and without limitation of Section 31, modify, alter, supplement, or amend this Agreement;

(xxiv)  engage in any business activity other than the limited activities provided in Section 7; or

(xxv)   file, support, consent to, or commence any action, or take any step in furtherance of, any challenge or opposition to any of the rights of any of the Agents, Lenders or other Secured Creditors with respect to any of the Obligations; provided, however that the foregoing shall not include any such actions or steps that arise as the result of a good faith disagreement or difference in views regarding the interpretation of any such rights, including, without limitation, whether a Participation Interest Fall-Away Event or Premium Payment Trigger Event has occurred.

A-4

“Member” has the meaning set forth in the preamble to this Agreement.

“Officer” means an officer of the Company described in Section 11.

“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, joint stock company, trust, unincorporated organization, Governmental Authority or other entity.

“Subsidiary” shall mean, with respect to any specified Person: (i) any corporation, association, limited liability company or other business entity (other than a partnership) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or through another Subsidiary, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof), or (c) as to which such Person and its Subsidiaries are entitled to receive more than 50% of the assets of such partnership upon its dissolution.

“Urban One” shall mean Urban One, Inc., a Delaware corporation.

“Urban One Entity” shall mean each of Urban One and its Subsidiaries, other than the Credit Parties.

B.        Rules of Construction. Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. In the Agreement, the words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” In the Agreement, the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles in the Agreement appear as a matter of convenience only and shall not affect the interpretation of this Agreement. In the Agreement, all Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement. All references to any agreement shall include such agreement as it may be amended, supplemented or otherwise modified from time to time hereafter in accordance with its terms.

A-5

SCHEDULE B

Members and Member Interests

Class A Member

Name	Mailing Address	Membership Interest (Percentage of Class)
Urban One, Inc.	1010 Wayne Avenue, 14th Floor, Silver Spring, Maryland 20910	100%

Class B Member

Name	Mailing Address	Membership Interest (Percentage of Class)
Stichting Urban One Entertainment	Prins Bernhardplein 200, 1097JB Amsterdam, The Netherlands	100%

B-1

SCHEDULE C

Managers

1.	Catherine L. Hughes

2.	Alfred C. Liggins, III

3.	[•] (Independent Manager)

C-1

SCHEDULE D

Officers

Name	Title
Alfred C. Liggins, III	President
Peter D. Thompson	Vice President and Chief Financial Officer

D-1

EXHIBIT A

Independent Manager Agreement

[DATE]

[_____]

Re: Independent Manager Agreement — Radio One Entertainment Holdings, LLC

Ladies and Gentlemen:

For good and valuable consideration, the undersigned, who has been designated as an Independent Manager of Radio One Entertainment Holdings, LLC, a Delaware limited liability company (the “Company”), in accordance with the Amended and Restated Limited Liability Company Agreement of the Company, dated as of December 19, 2018, as it may be amended, restated, supplemented or otherwise modified from time to time (the “LLC Agreement”), hereby agree as follows:

Section 1. The undersigned accepts such Person’s rights and authority as an Independent Manager under the LLC Agreement and agrees to perform and discharge such Person’s duties and obligations as a Manager under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such Person’s successor as an Independent Manager is designated or until such Person’s resignation or removal as an Independent Manager in accordance with the LLC Agreement. The undersigned agrees and acknowledges that it has been designated as an “Independent Manager” of the Company within the meaning of the LLC Agreement.

Section 2. Until the date that is one year and one day after the date upon which the Credit Agreement has been terminated in accordance with its terms and all amounts due and owing thereunder have been indefeasibly paid in full, each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company.

Section 3. THIS INDEPENDENT MANAGER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO CONFLICT OR CHOICE OF LAW PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF THE INTERNAL LAWS OF ANY OTHER JURISDICTION.

Ex A-1

Capitalized terms used and not otherwise defined herein have the meanings set forth in the LLC Agreement.

This Independent Manager Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Independent Manager Agreement and all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

Ex A-2

IN WITNESS WHEREOF, each of the undersigned has executed this Independent Manager Agreement as of the day and year first above written.

_________________________________

Independent Manager

Accepted and agreed as of
the date first above written:

RADIO ONE ENTERTAINMENT HOLDINGS, LLC

By:
Name:
Title:

Ex A-3